                                                                    EXHIBIT 99.2

                                FORM OF ELECTION

         To be used to make an election in connection with the proposed acquisition of NOVA Corporation, a Georgia corporation, by means of a merger with and into U.S. Bancorp, a Delaware corporation.

                   BY MAIL, OVERNIGHT COURIER OR HAND DELIVERY

                               Firstar Bank, N.A.
                     1555 North RiverCenter Drive Suite 301
                               Milwaukee, WI 53212
                      FOR INFORMATION CALL: (800) 637-7549

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                ELECTION AND DESCRIPTION OF NOVA SHARES ENCLOSED
                     (Attach additional sheets if necessary)
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Please enter in each box the number of shares of NOVA common stock held by you for which you wish to receive stock or cash, respectively. THE TOTAL NUMBER OF SHARES FOR WHICH ELECTIONS ARE MADE MUST NOT EXCEED THE NUMBER OF SHARES FOR WHICH VALIDLY ISSUED AND OUTSTANDING STOCK CERTIFICATES ARE ATTACHED AND/OR
YOU HOLD IN UNCERTIFICATED FORM.

                       [  ]                           [  ]
               STOCK ELECTION SHARES          CASH ELECTION SHARES

The above election applies to NOVA Corporation common stock represented by stock certificates or held in uncertificated form, as indicated below.


                                                                                            NUMBER OF SHARES
       NAME AND ADDRESS OF REGISTERED HOLDER(S)                                            REPRESENTED BY THE
(If blank, please fill in exactly as name(s) appear(s)         INDICATE CERTIFICATE           CERTIFICATE
       on certificate(s) or book-entry account)                     NUMBER(S)*         OR COVERED BY A NOTICE OF
                                                                                         GUARANTEED DELIVERY**
----------------------------------------------------------------------------------------------------------------

                                                               -------------------------------------------------

                                                               -------------------------------------------------

                                                               -------------------------------------------------

                                                               -------------------------------------------------

                                                               -------------------------------------------------

                                                                 TOTAL NUMBER OF
                                                                SHARES DELIVERED:
----------------------------------------------------------------------------------------------------------------

[   ] CHECK HERE IF SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO
      THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY.

* Certificate numbers are not required if using the guaranteed delivery procedures described in the enclosed instructions.

** For a delivery using the guaranteed delivery procedures, see Instruction 13.


      SPECIAL PAYMENT INSTRUCTIONS

To be completed ONLY if any check and/or any U.S. Bancorp stock certificates are to be issued in the name of and sent to someone other than the names appearing on the stock certificates.

Issue check and/or stock certificates to:

Name:
      --------------------------------------------------
                      (Please Print)

Address:
        ------------------------------------------------


        ------------------------------------------------
                    (Including Zip Code)

        ------------------------------------------------
        (Social Security or Employee Identification Number)




         SPECIAL DELIVERY INSTRUCTIONS


To be completed ONLY if any check and/or any U.S. Bancorp stock certificates issued in the name of the the undersigned are to be sent to someone other than the undersigned or to an address OTHER than that shown above.

 Mail check and/or stock certificates to:

 Name:
       --------------------------------------------------
                         (Please Print)

 Address:
         ------------------------------------------------


          -----------------------------------------------
                       (Including Zip Code)

                                    ELECTION

     The financial and tax consequences of an election to an electing NOVA shareholder may vary based on the exchange alternative chosen. You are advised to consult your own tax and financial advisors regarding the financial and tax consequences of your election. For certain information as to the federal income tax consequences of each type of election, see "THE MERGER--Material Federal Income Tax Consequences" in the proxy statement/prospectus.

     An election form will be deemed properly completed only if accompanied by one or more certificates representing all the shares of NOVA common stock covered by such election form, or confirmation of transfer of the shares by book-entry procedure, together with duly executed transmittal materials included with the election form. In the event a properly completed election form has not been timely submitted to the exchange agent, such shares will be deemed to be "no-election shares." Shareholders may revoke or change their election any time so long as the revocation and new election are received in writing by the exchange agent at or prior to the election deadline. In the event an election form is revoked without an accompanying form of election, the shares of NOVA common stock represented by the election form will become no-election shares, and U.S. Bancorp will cause the certificates representing NOVA common stock to be promptly returned without charge to the person submitting the election form. The shareholder may then submit a new election form. If the revocation is accompanied by a new election form, the exchange agent will accept the new election form and follow the instructions on the new form with respect to the previously delivered shares.

     IN ORDER FOR AN ELECTION TO BE EFFECTIVE, THIS ELECTION FORM, ACCOMPANIED BY ANY CERTIFICATES YOU HOLD EVIDENCING SHARES OF NOVA COMMON STOCK OR CONFIRMATION OF TRANSFER OF THE SHARES BY BOOK-ENTRY PROCEDURE (OR, IN EITHER CASE, WHERE NECESSARY, A NOTICE OF GUARANTEED DELIVERY OR AN AFFIDAVIT OF LOSS), MUST BE RECEIVED BY THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., EASTERN DAYLIGHT TIME, ON THE ELECTION DEADLINE OF ____________, 2001.

     IF YOU HAVE ANY QUESTIONS REGARDING THIS ELECTION FORM OR THE ACCOMPANYING INSTRUCTIONS, CALL THE EXCHANGE AGENT AT (800) 637-7549.

                                   * * * * * *

     Unless otherwise indicated under Special Payment Instructions and/or Special Delivery Instructions above, please issue any shares of U.S. Bancorp common stock in my name and make any check for cash (including cash in lieu of fractional shares of U.S. Bancorp common stock) payable to me. Similarly, unless otherwise indicated under Special Delivery Instructions above, please send any check and any certificates for shares of U.S. Bancorp common stock to me at the address shown on this election form.

     I submit the enclosed certificates evidencing shares of common stock, $.01 par value per share, of NOVA common stock in connection with an election described under "THE MERGER" in the proxy statement/prospectus of NOVA and U.S. Bancorp dated _____, 2001. The election is provided for in, and is governed by, the merger agreement dated as of May 7, 2001 between NOVA and U.S. Bancorp, pursuant to which NOVA will be merged with and into U.S. Bancorp. A copy of the merger agreement is attached as Appendix A to the proxy statement/prospectus.

     I understand each outstanding share of NOVA common stock, other than shares held by shareholders of NOVA who exercise their appraisal rights under the Georgia Business Corporation Code, will be converted either into (a)
1.407 shares of U.S. Bancorp common stock, or (b) $31.00 in cash, or (c) a combination of the two, upon the effective date of the merger and subject to election and allocation procedures specified in the merger agreement.

     I understand that pursuant to the terms of the merger agreement each record holder of a share of NOVA common stock as of _____, 2001 is entitled to make one of the following elections: (a) an election to receive solely shares of U.S. Bancorp common stock in exchange for all of the holder's NOVA common stock, or
(b) an election to receive solely cash in exchange for all of the holder's shares of NOVA common stock, or (c) an election to receive a combination of cash and U.S. Bancorp common stock with respect to the holder's NOVA common stock.

     The aggregate amount of cash that U.S. Bancorp will pay in the merger is the amount of cash that would be paid if 40% of the shares of NOVA common stock outstanding on the record date were exchanged for cash. The cash amount that U.S. Bancorp will pay in the merger includes any cash paid to dissenters and cash paid in lieu of fractional shares. The aggregate amount of common stock that U.S. Bancorp will issue in the merger is limited to 60% of the shares of NOVA common stock outstanding on the record date, multiplied by the 1.407 stock exchange ratio.

     I understand that the actual merger consideration that will be issued to me upon completion of the merger may differ from the form of merger consideration I elected if NOVA's shareholders, in the aggregate, have submitted elections to convert more shares of NOVA common stock into cash, or more shares of NOVA common stock into U.S. Bancorp common stock, than is allowed under the merger agreement. If either type of merger consideration is oversubscribed, then an equitable pro rata adjustment will be made to ensure that the cash and stock payment limits are met. For example, if cash is oversubscribed, NOVA shareholders who elected to receive cash in the merger will receive instead a lesser amount of cash than they expected and a number of shares of U.S. Bancorp common stock calculated in accordance with the formula set forth in section 3.01(e) of the merger agreement. Similarly, if shares of U.S. Bancorp common stock are oversubscribed, then shareholders who elected to receive U.S. Bancorp common stock will instead receive a lesser number of shares of U.S. Bancorp common stock than they expected and an amount of cash calculated in accordance with the formula set forth in section 3.01(g) of the merger agreement.

     I understand that because the maximum amount of cash and shares of U.S. Bancorp common stock to be issued is fixed, no assurance can be given that my election will be honored and I may not receive precisely the form of consideration I request. In the event that I receive both U.S. Bancorp common stock and cash, I understand that the receipt of cash may be taxable income.

     I understand that no fractional shares of U.S. Bancorp common stock will be issued to NOVA shareholders in connection with the merger. Upon consummation of the merger, each former holder of NOVA common stock who would have been entitled to receive a fraction of a share of U.S. Bancorp common stock will be entitled to receive cash without interest. The amount received will equal the holder's fractional share interest multiplied by the closing stock price of U.S. Bancorp common stock on the last business day preceding the effective time. I understand that cash received by NOVA shareholders in lieu of fractional shares may be taxable income.

     I REPRESENT AND WARRANT THAT I HAVE RECEIVED THE PROXY STATEMENT/PROSPECTUS. I further agree that all elections, instructions and orders in this election form are subject to the terms and conditions of the merger agreement, the proxy statement/prospectus and the instructions applicable to this election form. I also represent and warrant that I have full authority to make all the elections and give the representations, certifications and instructions contained in this election form. My signature below is authorization to the exchange agent to follow all elections and to rely upon all representations, certifications and instructions contained in this election form. This election form shall survive my death or incapacity and shall be binding upon my heirs, personal representatives and assigns. If I have revoked in writing any previous election and have submitted a new election form, I authorize the exchange agent to follow the instructions provided by me in the election form bearing the latest date prior to the election deadline so long as such date is after the date of the last revocation.

     I authorize and instruct the exchange agent to deliver the enclosed certificates (or the confirmation of transfer of the shares by book-entry procedure) and to receive on my behalf, in exchange for the NOVA common stock represented by the certificates (or confirmation of delivery), any check or any certificate(s) for U.S. Bancorp common stock. Additional copies of the proxy statement/prospectus or this election form may be obtained without charge from the exchange agent at the addresses listed above.

                               SIGN HERE

Signature(s) Guaranteed by:
                               -----------------------------------------

-----------------------        -----------------------------------------
(see Instruction 8)            (Must be signed by registered holder(s), exactly
                               as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s). If signing is by trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or other person acting in a representative or fiduciary capacity, please include full title.)

                            INSTRUCTIONS FOR ELECTION

         THIS FORM OF ELECTION IS TO BE COMPLETED BY A HOLDER OF NOVA COMMON STOCK IF EITHER (1) CERTIFICATES ARE TO BE TRANSMITTED WITH THIS FORM OF ELECTION OR (2) SHARES WILL BE TRANSMITTED BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT AT THE DEPOSITORY TRUST COMPANY PURSUANT TO THE PROCEDURES SET FORTH IN THE ELECTION INSTRUCTIONS BELOW. HOLDERS OF NOVA SHARES WHOSE CERTIFICATES ARE NOT IMMEDIATELY AVAILABLE, OR WHO ARE UNABLE TO DELIVER THEIR CERTIFICATES OR CONFIRMATION OF THE BOOK-ENTRY TENDER OF THEIR NOVA SHARES INTO THE EXCHANGE AGENT'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND ALL OTHER DOCUMENTS REQUIRED BY THIS LETTER TO THE EXCHANGE AGENT ON OR PRIOR TO 5:00 P.M. ON _____, 2001, MUST SUBMIT THEIR SHARES ACCORDING TO THE GUARANTEED DELIVERY PROCEDURES DESCRIBED IN THE ELECTION INSTRUCTIONS BELOW. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

         1. TIME IN WHICH TO ELECT. To be effective, an election on this form or on a photocopy of it accompanied by the above-described certificate(s) evidencing shares of NOVA common stock (or, where necessary, a notice of guaranteed delivery or affidavit of loss) must be received by the exchange agent no later than 5:00 p.m. Eastern Daylight Time on _____, 2001. (If your shares are held in uncertificated form, you need only submit the form of election, or follow any instructions provided by your broker.) Persons whose election forms (and, if their shares are certificated, the certificate(s) evidencing shares of NOVA common stock) are not received in accordance with this instruction (assuming such persons have not utilized the guaranteed delivery procedures below) will be deemed to have elected no-election shares.

         2. REVOCATION. An election may be revoked only by written notice received by the exchange agent no later than the election deadline. If an election is revoked, the certificate(s) for shares of NOVA common stock surrendered with the related election form, or transferred by book-entry procedure, shall be promptly returned to you, unless you have submitted a new election form with the written revocation, and you will be deemed to have elected no-election shares. If you desire to amend an election, you may simultaneously revoke any previously submitted election and submit a new election, so long as the written revocation and the new form of election are received by the exchange agent by 5:00 p.m. Eastern Daylight Time on _____, 2001.

         3. TERMINATION OF RIGHT TO ELECT. All elections will be void and of no effect if the merger is not consummated or is abandoned, and promptly after any termination of the merger agreement, the enclosed stock certificate(s) shall be returned to you.

         4. SHAREHOLDERS EXERCISING APPRAISAL RIGHTS. Election forms will not be accepted from NOVA shareholders with respect to NOVA common stock as to which appraisal rights under the Georgia Business Corporation Code are exercised. Election forms submitted with respect to such shares will be disregarded.

         5. PARTIAL ELECTIONS. Record holders of shares of NOVA common stock may elect to make an election with respect to all or a portion of their shares of NOVA common stock. The election will be deemed to have been made with respect to all shares of NOVA common stock evidenced by the certificate(s) submitted (or transferred electronically through a book-entry procedure) unless otherwise indicated. The shares of NOVA common stock evidenced by certificate(s) submitted as to which an election is not made will be deemed to be no election shares.

         6. ELECTION BY NOMINEES. Any broker or other custodian, nominee or fiduciary holding a certificate evidencing shares of NOVA common stock owned by more than one beneficial owner may submit separate election forms for separate beneficial owners.

         7. EXECUTION AND DELIVERY. This election form must be properly filled in and signed and must be received (together with stock certificates evidencing shares of NOVA common stock as to which the election is made by the exchange agent at the addresses set forth above. (If your shares are held in uncertificated form, you need only submit the form of election, or follow any instructions provided by your broker.) The method of delivery to the exchange agent is at your option and risk, but, if sent by mail, registered mail with return receipt requested, property insured, is suggested. NEITHER U.S.
BANCORP NOR THE EXCHANGE AGENT HAS ANY OBLIGATION TO NOTIFY ANY PERSON OF ANY DEFECT IN AN ELECTION FORM SUBMITTED BY SUCH PERSON.

         8. SIGNATURES. The signature (or signatures, in the case of certificates owned by two or more joint holders) on the election form should correspond exactly with the name as written on the face of the stock certificate(s) submitted unless the shares of NOVA common stock described on the election form have been assigned by the registered holder(s). In the event of such an assignment, the election form should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificate(s). Signatures on this election form must be GUARANTEED by an eligible guarantor institution (I.E., bank, brokerage firm, savings and loan, credit union, etc.) that is a member of an approved Medallion Signature Guarantee Program. Such guarantee is not necessary if the certificates evidencing shares of NOVA common stock are submitted by a registered holder of such shares who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on this election form.

         9. SUPPORTING EVIDENCE. If the election form or any stock certificates or stock powers are signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a representative or fiduciary capacity, the person signing must give such a person's full title in such capacity and appropriate evidence of authority to act in such capacity.

         10. CHECKS AND/OR NEW CERTIFICATES IN SAME NAME. Endorsements of certificate(s), separate stock powers or signature guarantees are not required if checks for cash and/or any new stock certificates evidencing shares of U.S. Bancorp common stock are payable to the order of, or registered in, the same name that appears on the certificate(s) evidencing shares of NOVA common stock.

         11. CHECKS AND/OR NEW CERTIFICATES IN DIFFERENT NAME. Endorsements of certificate(s), separate stock powers or signature guarantees are required if checks for cash and/or any new stock certificates evidencing shares of U.S. Bancorp common stock are payable to the order of, or registered in, a name other than the name that appears on the certificate(s) submitted.

         12. BOOK-ENTRY TRANSFERS. If your shares are uncertificated because they are held in book-entry form by EquiServe Limited Partnership, you still need to complete a form of election and submit it to the exchange agent so that it is received prior to 5:00 p.m. Eastern Daylight Time on _____, 2001, but you do not need to submit any stock certificates or other documentation relating to your uncertificated shares. If your shares are held by a broker in "street name" and are uncertificated, you should follow any instructions provided by your broker on how your account will be handled.

         13. GUARANTEED DELIVERY. If you wish to make an election with respect to your NOVA shares and you cannot deliver your NOVA stock certificates, the form of election or any other required documents prior to the election deadline, then you may still make a valid election if (1) your shares are held through an eligible institution, (2) before the election deadline, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form enclosed with this form of election, by facsimile transmission, mail or hand delivery, containing (a) the name and address of the holder and the number of shares with respect to which the election is made, (b) a statement that the election is being made thereby and (c) a guarantee that within three New York Stock Exchange trading days after the expiration date, the certificates representing the NOVA shares in proper form for transfer and any other documents required by the form of election will be deposited by the eligible institution with the exchange agent, and (3) the exchange agent receives the properly completed and executed form of election, as well as certificates representing all of your NOVA shares in proper form for transfer, and all other documents required by the form of election, within three New York Stock Exchange trading days after the election deadline.

         14. LOST CERTIFICATES. If any of your certificates representing NOVA common stock have been lost, stolen or destroyed, please contact ____________ at __________.

         15. MISCELLANEOUS. Cash payments (without interest) and certificates evidencing U.S. Bancorp common stock issuable to NOVA shareholders will be mailed to NOVA shareholders as promptly as practicable after the effective time of the merger.

         All questions with respect to this election form and the election (including issues of timeliness, effectiveness, revocation, etc.) will be determined by U.S. Bancorp or the exchange agent, acting on instructions from U.S. Bancorp, which determination shall be conclusive and binding. In the event of an overelection, the exchange agent shall make the proration described in the proxy statement/prospectus, and any such proration shall be conclusive and binding on the holders of NOVA common stock. The exchange agent may make such equitable changes in the procedures for implementation of elections provided for as shall be necessary or desirable to fully effect such elections.

                            IMPORTANT TAX INFORMATION

     When you surrender certificates for NOVA common stock in the merger, you must provide the exchange agent with your correct taxpayer identification number (or "TIN") on Substitute Form W-9 and to certify that the taxpayer identification number provided on Substitute Form W-9 is correct (or that you are awaiting a taxpayer identification number). If you are an individual, the taxpayer identification number is your social security number. If the exchange agent is not provided with the correct taxpayer identification number, you may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to you with respect to NOVA common stock surrendered may be subject to backup withholding (see below).

     If you do not have a TIN, you may check the box in Part 3 of the Substitute Form W-9 if you have applied for a number or intend to apply for a number in the near future. If the box is checked, payments made within 60 days of the date of the form will not be subject to backup withholding. Payments made after 60 days will be subject to backup withholding unless you furnish the exchange agent with your TIN. If you check the box in Part 3 in lieu of furnishing a TIN please furnish the exchange agent with your TIN as soon as you receive it.

     Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. In order for a foreign individual to qualify as an exempt recipient, that shareholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status (Form W-8). Forms for such statements can be obtained from the exchange agent. Consult your own tax advisor to determined these backup withholding and reporting requirements. See also the enclosed Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9 for additional instructions.

     If backup withholding applies, the exchange agent is required to withhold 31 percent of any payments to be made to the shareholder. Backup withholding is not an additional tax. The tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service. The exchange agent cannot refund amounts withheld by reason of backup withholding.

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PLEASE PROVIDE YOUR SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER
ON THIS SUBSTITUTE FORM W-9 AND CERTIFY THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING. FAILURE TO DO SO WILL SUBJECT TO YOU THIRTY-ONE PERCENT FEDERAL INCOME TAX WITHHOLDING FROM YOUR PROCEEDS

                            PART 1 -
                            PLEASE PROVIDE YOUR TIN BELOW AND CERTIFY BY SIGNING
SUBSTITUTE                  AND DATING BELOW
                            ---------------------------------------------------

                            SS Number of EI Number ----------------------------
FORM W-9
                            or Awaiting TIN

                            ---------------------------------------------------
                            PART 2 - For Payees exempt from backup withholding,
DEPARTMENT OF THE TREASURY, see the enclosed Guidelines for Certification of
INTERNAL REVENUE SERVICE    Taxpayer Identification Number on Substitute Form
                            W-9. CERTIFICATION - Under penalties of perjury, I
                            certify that: (1) The number shown on this form is
                            my correct taxpayer identification number (or I am
                            waiting for a number to be issued to me) and (2) I
                            am not subject to backup withholding either because
                            I have not been notified by the Internal Revenue
                            Service (IRS) that I am subject to backup
                            withholding as a result of failure to report all
                            interest or dividends, or the IRS has notified me
                            that I am no longer subject to backup withholding.
                            ---------------------------------------------------

                            CERTIFICATION INSTRUCTION - You must cross out item
                            (2) if you have been notified by the IRS that you
REQUEST FOR TAXPAYER        are subject to backup withholding because of
IDENTIFICATION NUMBER       underreporting interest or dividends on your tax
(TIN) AND CERTIFICATION     returns. However, if after being notified by the IRS
                            that you are no longer subject to backup
                            withholding, do not cross out such item (2).

                            SIGNATURE                           DATE
                                       -------------------------    -----------